EXHIBIT 99.1

LOOP INDUSTRIES reports third quarter fiscal 2024 results and provides updates on business developments

•	LOOP ANNOUNCES MOU FOR US$66 MILLION OF NON-DILUTIVE FINANCING FROM REED MANAGEMENT AS PART OF A JOINT VENTURE FOR EUROPEAN INFINITE LOOP™ TECHNOLOGY ROLL-OUT

Loop Management to hold update call at 8:30 AM ET on January 17, 2024

MONTREAL, QC/ACCESSWIRE/JANUARY 16, 2024 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today reported its consolidated financial results for the third quarter for fiscal year 2024 and provided an update on current developments in the business.

Strategic Partnership and Non-Dilutive Financing

On January 16th, 2024 Loop announced that the Company signed a non-binding Memorandum of Understanding (“MOU”) with Reed Management (“Reed”), a European investment firm focused on high impact and technology-enabled infrastructure, for US$66 million in non-dilutive financing as part of a joint venture (the “JV”) to roll-out Loop’s technology in the European market.

Loop and Reed intend to form a strategic long-term partnership through the establishment of a 50/50 JV to commercialize Loop’s technology in Europe. Reed intends to provide financing of €60 million (US$66 million) in non-dilutive capital. Of this amount, US$33 million is to be provided to Loop as non-dilutive capital to fund Loop’s technology commercialization globally. The remaining US$33 million is to be invested in the JV.

Under the terms of the MOU, Reed will provide capital as follows:

•	US$11 million equity investment in the JV to acquire from Loop exclusive rights to co-invest alongside Loop in commercialization projects using Loop’s technology in Europe through the planned JV between Loop and Reed;
•	US$22 million loan from the JV to Loop in two equal tranches – first tranche paid at closing and second tranche paid in the following 12 months with both tranches having a 10% PIK rate and 3-year term;
•	US$33 million commitment to cover initial costs to develop projects in Europe, including Loop’s equity contribution to the previously announced JV to construct an Infinite Loop™ plant in Saint-Avold, France;
•	Any subsequent capital injections in the JV will be funded on a 50/50 basis between Reed and Loop.

This intended partnership allows for Loop Industries to reduce the funding needs for its equity contributions to support the rollout of an increased number of facilities to be constructed in the European market using the Infinite Loop™ technology. Loop Industries will receive royalty and engineering fees directly from the planned facilities in Europe.

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The non-binding MOU is subject to customary due diligence and the fulfillment of certain pre-closing conditions. The transaction is expected to close by the end of March 2024.

Technology and Innovation

On December 13, 2023 Loop announced that its Loop™ branded PET resin meets the requirements and standards outlined by the United States Pharmacopeia (USP <661.1>, Plastic Materials of Construction) and the European Pharmacopeia (Ph.Eur. 3.1.15, Polyethylene Terephthalate for Containers for Preparations not for Parenteral Uses). Loop™ PET resin is compliant for use in pharmaceutical industry packaging applications and offers a sustainable packaging solution for the industry.

Commercialization Update

A groundbreaking ceremony for the Ulsan ARC took place on November 15th, 2023 in South Korea. Daniel Solomita, Loop’s Founder and CEO, presented the Infinite Loop™ technology at the ceremony which was attended by the Prime Minister of South Korea Han Duck-soo, Mayor of Ulsan Kim Doo-gyeom, Member of the National Assembly Park Sung Min, Deputy Minister of the Climate Change and Carbon Neutral Policy Office of the Ministry of Environment Geum Han-seung, Director of the Industrial Policy office of the Ministry of Trade, Industry, and Energy Lee Seung-ryeol, Vice Chairman & CEO of SK Innovation Kim Jun, and SK Geo Centric CEO Na Kyung-soo along with 250 other guests.

Construction of the Infinite Loop™ Ulsan facility is anticipated to commence in the first half of 2024 and reach completion in 2026.

Operating Efficiencies

The Company continues to carefully monitor all expenditures and has taken meaningful steps to reduce its cash burn rate. In the current quarter, the Company had total expenses of $4.3 million, including a total of $0.5 million for stock-based compensation and depreciation and amortization (which are non-cash expenses), and includes $0.3 million related to the Ulsan facility and is expected to be recovered after the commencement of construction. The net amount of $3.5 million is in line with expectations.

CEO Comment

Daniel Solomita, Founder and CEO of Loop Industries, commented on the recent updates, saying: “We are delighted to form a partnership with Reed. They bring important experience and relationships for the financing and development of major capital investment projects, and they are committed to Loop’s vision for the potential of our groundbreaking technology as global brands adapt to increasingly stringent regulatory requirements for plastic recycling.

Also, the non-dilutive capital being provided by Reed will position Loop to move forward with our planned roll-out of commercial manufacturing in Europe using a more asset-light model, as well as the commercialization of Loop’s technology globally.”

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Corporate Update Call

Senior Management of Loop will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below. Slides supporting Senior Management’s remarks will be available via the Investors section of Loop’s website at http://loopindustries.com/en/investors/overview.

Date: Wednesday, January 17, 2024

Time: 8:30 am Eastern Time

Participant joining details (by Telephone):

Joining by Telephone:

United States (Local): +1 404 975 4839

United States (Toll-Free): +1 833 470 1428

Access Code: 786495

OR

Registration Link: https://www.netroadshow.com/events/login?show=f056f3b5&confId=59857

- Avoid wait time - Bypass speaking with an operator to join the call

- Receive a Calendar Invitation with call access details including your unique PIN

Q3 2024 Financial Results

Results of Operations

Three Months Ended November 30, 2023

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The following table summarizes our operating results for the three-month periods ended November 30, 2023 and 2022, in thousands of U.S. Dollars.

	Three months ended November 30,
	2023	2022	Change
Revenue from contracts with customers	$26	$25	$1

Expenses
Research and development
Employee compensation	1,107	1,540	(433)
Stock-based compensation	161	455	(294)
Machinery and equipment expenditures	4	1,059	(1,055)
External engineering	262	707	(445)
Plant and laboratory operating expenses	322	916	(594)
Tax credits	(221)	(300)	79
Other	198	205	(7)
Total research and development	1,833	4,582	(2,749)

General and administrative
Employee compensation	599	492	107
Stock-based compensation	236	419	(183)
Professional fees	720	1,278	(558)
Insurance	645	710	(65)
Other	258	284	(26)
Total general and administrative	2,458	3,183	(725)

Gain on disposition of assets	-	(6,704)	6,704
Depreciation and amortization	131	134	(3)
Interest and other financial expenses	42	54	(12)
Interest income	(166)	(13)	(153)
Foreign exchange gain	(28)	(198)	170
Total expenses	4,270	1,038	3,232
Net loss	$(4,244)	$(1,013)	$(3,231)

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Revenues

Revenues for the three-month period ended November 30, 2023 increased $1 to $26, as compared to $25 for the same period in 2022. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expense for the three-month period ended November 30, 2023 decreased $2,749 to $1,833, as compared to $4,582 for the same period in 2022. The decrease was primarily attributable to a $1,055 decrease in purchases of machinery and equipment for the Terrebonne Facility, a $594 decrease in plant and laboratory operating expenses, a $445 decrease in external engineering costs for design work for our Infinite Loop™ manufacturing process, a $433 decrease in employee compensation expenses, and a $294 decrease in stock-based compensation expenses.

General and administrative expenses

General and administrative expenses for the three-month period ended November 30, 2023 decreased $725 to $2,458, as compared to $3,183 for the same period in 2022. The decrease was primarily attributable to a $558 decrease in professional fees, and a $183 decrease in stock-based compensation expenses.

Net Loss

The net loss for the three-month period ended November 30, 2023 increased $3,231 to $4,244, as compared to $1,013 for the same period in 2022. The increase is primarily due to a gain on disposition of assets of $6,704 recorded in the three-month period ended November 30, 2022 related to the Company’s sale of land in Bécancour, Québec, partially offset by the $2,749 decrease in research and development expenses, and the decrease in general and administrative expenses of $725.

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Nine months Ended November 30, 2023

The following table summarizes our operating results for the nine-month periods ended November 30, 2023 and 2022, in thousands of U.S. Dollars.

	Nine months ended November 30,
	2023	2022	Change
Revenue from contracts with customers	$108	$160	$(52)

Expenses
Research and development
Employee compensation	3,611	5,179	(1,568)
Stock-based compensation	476	1,171	(695)
Machinery and equipment expenditures	1,240	4,133	(2,893)
External engineering	1,558	2,914	(1,356)
Plant and laboratory operating expenses	1,238	2,366	(1,128)
Tax credits	(269)	(1,207)	938
Other	507	577	(70)
Total research and development	8,361	15,133	(6,772)

General and administrative
Employee compensation	1,884	1,929	(45)
Stock-based compensation	664	8,799	(8,135)
Professional fees	2,251	3,841	(1,590)
Insurance	2,058	2,883	(825)
Other	910	778	132
Total general and administrative	7,767	18,230	(10,463)

Gain on disposition of assets	-	(6,704)	6,704
Depreciation and amortization	400	411	(11)
Interest and other financial expenses	140	139	1
Interest income	(484)	(36)	(448)
Foreign exchange gain	(81)	(289)	208
Total expenses	16,103	26,884	(10,781)
Net loss	$(15,995)	$(26,724)	$10,729

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Revenues

Revenues for the nine-month period ended November 30, 2023 decreased $52 to $108, as compared to $160 for the same period in 2022. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expense for the nine-month period ended November 30, 2023 decreased $6,772 to $8,361, as compared to $15,133 for the same period in 2022. The decrease was primarily attributable to a $2,893 decrease in purchases of machinery and equipment for the Terrebonne Facility, a $2,263 decrease in employee compensation expenses, including stock-based compensation, a $1,356 decrease in external engineering costs for design work for our Infinite Loop™ manufacturing process, and a $1,128 decrease in plant and laboratory operating expenses, partially offset by a decrease in tax credits accounted for as a reduction of R&D expenses of $938.

General and administrative expenses

General and administrative expenses for the nine-month period ended November 30, 2023 decreased $10,463 to $7,767, as compared to $18,230 for the same period in 2022. The decrease was primarily attributable to a $8,135 decrease in stock-based compensation which is mostly related to a $7,740 expense recorded in relation to the achievement of a performance milestone for 1,000,000 RSUs in the nine-month period ended November 30, 2022, a $1,590 decrease in professional fees, and a $825 decrease in insurance costs.

Net Loss

The net loss for the nine-month period ended November 30, 2023 decreased $10,729 to $15,995, as compared to $26,724 for the same period in 2022. The decrease is primarily due to the decrease in general and administrative expenses of $10,463, and the $6,772 decrease in research and development expenses, partially offset by a gain on disposition of assets of $6,704 recorded in the three-month period ended November 30, 2022 related to the Company’s sale of land in Bécancour, Québec.

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Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands of U.S. dollars, except per share data)	Three Months Ended		Nine Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Revenue from contracts with customers	$26	$25	$108	$160

Expenses :
Research and development	1,833	4,582	8,361	15,133
General and administrative	2,458	3,183	7,767	18,230
Depreciation and amortization	131	134	400	411
Total expenses	4,422	7,899	16,528	33,774

Other (income) loss :
Gain on disposition of assets	-	(6,704)	-	(6,704)
Interest and other financial expenses	42	54	140	139
Interest income	(166)	(13)	(484)	(36)
Foreign exchange gain	(28)	(198)	(81)	(289)
Total other (income) loss	(152)	(6,861)	(425)	(6,890)
Net loss	(4,244)	(1,013)	(15,995)	(26,724)

Other comprehensive income (loss) -
Foreign currency translation adjustment	(83)	(440)	21	(857)
Comprehensive loss	$(4,327)	$(1,453)	$(15,974)	$(27,581)
Net loss per share
Basic and diluted	$(0.09)	$(0.02)	$(0.34)	$(0.56)
Weighted average common shares outstanding
Basic and diluted	47,523,817	47,416,340	47,520,356	47,405,801

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Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except per share data)	As at
	November 30, 2023	February 28, 2023

Assets
Current assets
Cash and cash equivalents	$9,366	$29,591
Restricted cash	1,000	1,000
Sales tax, tax credits and other receivables	411	1,075
Inventories	937	727
Deposits on equipment	8,460	3,395
Prepaid expenses and other deposits	470	636
Total current assets	20,644	36,424
Investment in joint venture	381	381
Property, plant and equipment, net	2,267	2,545
Intangible assets, net	1,485	1,210
Total assets	$24,777	$40,560

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$1,560	$2,510
Customer deposits	1,000	1,012
Current portion of long-term debt	501	62
Total current liabilities	3,061	3,584
Long-term debt	2,814	3,240
Total liabilities	5,875	6,824

Stockholders’ Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001; 250,000,000 shares authorized; 47,528,908 shares issued and outstanding (February 28, 2023 – 47,469,224)	5	5
Additional paid-in capital	171,510	170,370
Additional paid-in capital – Warrants	20,385	20,385
Accumulated deficit	(171,878)	(155,883)
Accumulated other comprehensive loss	(1,120)	(1,141)
Total stockholders’ equity	18,902	33,736
Total liabilities and stockholders’ equity	$24,777	$40,560

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Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands of U.S. dollars)	Nine Months Ended November 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(15,995)	$(26,724)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	400	411
Stock-based compensation expense	1,140	9,969
Gain on disposition of asset	-	(6,704)
Accretion and accrued interest expenses	53	118
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	670	20
Inventories	(210)	(426)
Prepaid expenses	147	(24)
Accounts payable and accrued liabilities	(955)	(2,652)
Customer deposits	(12)	1,000
Net cash used in operating activities	(14,762)	(25,012)

Cash Flows from Investing Activities
Proceeds from disposition of assets	-	8,559
Deposits on equipment	(5,065)	(1,271)
Additions to property, plant and equipment	(10)	(68)
Additions to intangible assets	(378)	(225)
Net cash used in investing activities	(5,453)	6,995

Cash Flows from Financing Activities
Repayment of long-term debt	(47)	-
Net cash (used) provided by financing activities	(47)

Effect of exchange rate changes	37	(419)
Net decrease in cash	(20,225)	(18,436)
Cash, cash equivalents and restricted cash, beginning of period	30,591	44,061
Cash, cash equivalents and restricted cash, end of period	$10,366	$25,625

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$63	$-
Interest received	$347	$36

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About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) the ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (x) our joint venture projects and our ability to recover certain expenditures in connection therewith, (xi) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xii) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xiii) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates,  (xiv) the outcome of any SEC investigations or class action litigation filed against us, (xv) our ability to hire and/or retain qualified employees and consultants, (xvi) other events or circumstances over which we have little or no control, and (xvii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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